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                                                EXHIBIT 24(b)(11)(a)


                               AUDITOR'S CONSENT


The Board of Trustees of
   The Kent Funds:

We consent to the use of our reports incorporated by reference herein dated February 9, 1996 for The Kent Funds--Money Market Fund, Michigan Municipal Money Market Fund, Growth and Income Fund, Small Company Growth Fund, International Growth Fund, Index Equity Fund, Short Term Bond Fund, Intermediate Bond Fund, Income Fund, Limited Term Tax-Free Fund, Intermediate Tax-Free Fund, Tax-Free Income Fund and Michigan Municipal Bond Fund--as of December 31, 1995 and for the periods indicated therein, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Custodian, Auditors and Counsel" in the Statement of Additional Information.



                                                /s/ KPMG Peat Marwick LLP
                                                ----------------------------
                                                KPMG Peat Marwick LLP


Columbus, Ohio
February 14, 1997